EXHIBIT NO. 10b(11)
     [Excerpts from Minutes of Meeting of Board of Directors - July 9, 1997]

                     AMENDMENT TO DEFERRED COMPENSATION PLAN
                         FOR KEY MANAGEMENT EMPLOYEES OF
                         CAROLINA POWER & LIGHT COMPANY

         Mr. Smith referred to the Deferred Compensation Plan for Key Management Employees of Carolina Power & Light Company (Plan) and stated that, under
ARTICLE XI AMENDMENT AND TERMINATION, the Company has the right to amend the Plan. He stated that deferrals under the Plan cannot exceed fifteen percent (15%) of the Participant's Total Compensation for the year in which such deferral election is made, and that additional flexibility was appropriate where justified in the discretion of the Company's Chief Executive Officer.
          An Amendment One to the Plan was presented to the Board. Amendment One was marked as Exhibit C to the minutes of the Board of Directors meeting and filed with and made a part of the minutes of the meeting. Amendment One will allow Participants to defer more than fifteen percent (15%) of the Participant's Total Compensation for the year in which such deferral election is made, but only when justified in the sole discretion of the Company's Chief Executive Officer. Mr. Smith recommended that the Board ratify Amendment One to the Plan. Whereupon, after discussion and upon motion duly made and seconded, it was unanimously:

          RESOLVED, that Amendment One to the Plan substantially in the form of Exhibit C to the minutes of this meeting, with such changes, if any, as the officers of the Company may deem advisable, be, and the same hereby is, ratified; and further

          RESOLVED, that the officers of the Company be, and hereby are, fully authorized and empowered to do any and all things and to take any and all actions in their judgment necessary or desirable in order to fully carry out, perform and make effective the matters and things covered by the foregoing resolution and the purposes and intent thereof.

                                                            EXHIBIT C TO
                                                            BOARD OF DIRECTORS
                                                            MEETING MINUTES
                                  AMENDMENT ONE
                                       TO
                           DEFERRED COMPENSATION PLAN
                                       FOR
                           KEY MANAGEMENT EMPLOYEES OF
                         CAROLINA POWER & LIGHT COMPANY

Pursuant to ARTICLE XI AMENDMENT AND TERMINATION of Deferred Compensation Plan for Key Management Employees of Carolina Power & Light Company, as amended and restated November 1, 1991, (the "Plan"), the Board of Directors hereby amends the Plan. The following changes to the Plan shall become effective on July 9, 1997, and shall apply to all Deferred Compensation Agreements entered into by the Company and any Eligible Employee on or after November 1, 1991.

A. Section 2.(a) of ARTICLE III ELIGIBILITY AND PARTICIPATION is hereby deleted and replaced with the following:

                  "(a) An Eligible Employee participates in the Deferred Compensation feature of the Plan by irrevocably electing, in the manner specified herein, to defer future Salary in an annual amount for one
         (1) or four (4) consecutive calendar years (or for such fewer years as remain until the Employee's Normal or Early Retirement Date; or for such fewer years as approved by the Chief Executive Officer of the Company; or if the Chief Executive Officer is the affected Participant then for such fewer years as approved by the Committee). An Eligible Employee may defer a minimum of $1,000 per year under the four (4) year election and $3,000 per year under the one (1) year election. No deferral election shall be permitted which would have the result of causing to be deferred under this Plan in any calendar year (as a result of such deferral election and, where applicable, any previous deferral elections pursuant to this Plan or the predecessor Plan provisions) amounts of Salary which exceed fifteen percent (15%) of such Eligible Employee's Total Compensation for the year in which such deferral election is made; except when approved in advance on a case-by-case basis by the Company's Chief Executive Officer, or if the Chief Executive Officer is the affected Participant then when approved in advance on a case-by-case basis by the Committee. Should the amount of any deferral election made by any Eligible Employee exceed the fifteen percent (15%) limitation without the prior approval of the Company's Chief Executive Officer, the amount of such deferrals so elected shall be automatically reduced to the maximum level permitted by the Plan.

B. In Section 5 of Exhibit A to the Plan, in the chart delete the references to Calendar Years 1992, 1993, 1994 and 1995. The references to specific Calendar Years are to be filled in on a case-by-case basis.

         Except as amended herein, the Deferred Compensation Plan for Key Management Employees of Carolina Power & Light Company shall continue in full force and effect.